Exhibit 10.16

THIRD AMENDMENT
TO THE
ALBEMARLE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
In accordance with Section 7.01 of the Albemarle Corporation Supplemental Executive Retirement Plan (the “Plan”), the Plan is hereby amended as follows:
1.    Article II of the Plan is amended to add the following at the end thereof:
“Notwithstanding any other provision of this Plan, no new Participants shall be added to the Plan after December 31, 2014.”
2.    A new Section 3.01(a)(v) is added to the Plan to read as follows:
“(v) Notwithstanding any other provision of the Plan, no additional Excess Benefits shall accrue after December 31, 2014, and all Excess Benefits shall be frozen as of such date.”
3.    A new Section 3.01(a)(vi) is added to the Plan to read as follows:
“(vi) A Participant’s Excess Benefit under this Section 3.01(a) shall be subject to reduction for early commencement as follows:
(A)    where a Participant commences the Excess Benefit at a time at which he would be eligible to commence an Early Retirement Allowance (as defined in the Retirement Plan) under the Retirement Plan, the Excess Benefit shall be reduced for payment prior to the Participant’s attainment of age 60; the amount of the reduction shall be determined using the same reduction factors as are used for determining a Participant’s Early Retirement Allowance (as defined in the Retirement Plan) under the Retirement Plan, and
(B)    where a Participant commences the Excess Benefit at a time where he has not satisfied the requirements for an Early Retirement Allowance (as defined in the Retirement Plan) under the Retirement Plan, the Excess Benefit shall be reduced for payment prior to the Participant’s attainment of age 65; the amount of the reduction shall be determined using the same reduction factors as are used for determining a Participant’s deferred Vested Allowance (as defined in the Retirement Plan) benefit under the Retirement Plan.”

4.    A new Section 3.01(b)(iii) is added to the Plan to read as follows:
“(iii) Notwithstanding any other provision of the Plan, no additional Short Service Benefits shall accrue after December 31, 2014, and all Short Service Benefits shall be frozen as of such date.”
5.    A new Section 3.01(c)(iv) is added to the Plan to read as follows:
“(iv) Notwithstanding any other provision of the Plan, no additional Supplemental Benefits shall accrue after December 31, 2014, and all Supplemental Benefits shall be frozen as of such date.”
6.    Effective October 1, 2012, Sections 3.01(d)(ii) and 3.01(d)(iii) are hereby deleted from the Plan.
7.    Section 3.01(f) of the Plan is amended in its entirety to read as follows:
“(f)    Effective December 31, 2014, a Participant shall accrue benefits under this Plan section 3.01, as applicable, from the effective date of his eligibility to participate in the Plan through the earliest of (i) the date of his death, Disability, Retirement or other separation from service, (ii) the date he is notified by the Company’s Executive Committee that he is no longer eligible to participate, or (iii) December 31, 2014.”
8.    Effective January 1, 2013, a new Section 3.01(i) is added to the Plan to read as follows:
“(i)    The special Benefit calculation rules of this Section 3.01(i) shall apply to Benefits accrued in 2013 and 2014.

(i)	In lieu of the amounts by which benefits under the Retirement Plan are offset in 2013 and 2014, the Benefit offset under this Plan (“Offset”) shall be determined as follows:
(A)    Offsets for Excess Benefits determined in 2013.

(1)	The Offset Amount for 2013 provided for under Section 1.01A(b) of the Retirement Plan; plus

(2)	The amount of the special Discretionary Contribution provided for under Section 3A.2(c)(ii) of the EDCP; plus

(3)	The excess 2013 Defined Contribution Pension Benefit (“Excess DCPB”) allocated under the EDCP determined solely based on (i) the limits under Code Sections 415 and 401(a)(17), and (ii) 2013 EDCP deferrals, provided, however, that the 2013 Excess DCPB under this subparagraph (3) shall be adjusted to exclude from “Pay” as defined in the Albemarle Corporation Retirement Savings Plan, bonuses under the Cash Opportunity and Year-End Bonus Programs and amounts paid under the Sales Incentive Plan and Global Bonus Plan.

(B)    Offsets for Excess Benefits determined in 2014.

(1)	The Offset Amount for 2014 provided for under Section 1.01A(b) of the Retirement Plan; plus

(2)	The amount of the special Discretionary Contribution provided for under Section 3A.2(c)(ii) of the EDCP; plus

(3)
The 2013 and 2014 Excess DCPB allocated under the EDCP determined solely based on (i) the limits under Code Sections 415 and 401(a)(17), and (ii) 2013 and 2014 EDCP deferrals, provided, however, that the 2013 and 2014 Excess DCPB under this subparagraph (3) shall be adjusted to exclude from “Pay” as defined in the Albemarle Corporation Retirement Savings Plan, bonuses under the Cash Opportunity and Year-End Bonus Programs and amounts paid under the Sales Incentive Plan and Global Bonus Plan.

(ii)	For Participants whose Retirement Plan benefits are subject to the special “career average benefit” (“CAB”) formula, 2013 and 2014 Benefits under this Section 3.01 shall be determined as follows:

(a)	Calculate the Participant’s Benefit using the Final Average Pay (“FAP”) formula, including the special higher accrual factors for 2013 and 2014 as defined in 1.01A(a) of the Retirement Plan;

(b)	Calculate the Participant’s Benefit using the CAB formula.

(c)	Apply the Offset amount to the greater of (a) or (b).

(d)	Determine the higher of (i) the Benefit under (c), or (ii) the higher of the Participant’s 2012 Benefit using FAP or the CAB formula, as applicable.

(e)	Reduce the Benefit under (d) by the Participant’s Retirement Plan benefit.”

9.    Except as otherwise noted herein, this Third Amendment shall be effective as of October 1, 2012.
IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed as of December 2, 2013.

ALBEMARLE CORPORATION

By:	/s/ Susan Kelliher